UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2014

SOLAR POWER, INC.
(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of	000-50142 (Commission File Number)	20- 4956638 (I.R.S. Employer Identification
incorporation or organization)		No.)

3400 Douglas Boulevard, Suite 285
Roseville, California 95661-3875
(Address and telephone number of principal executive offices) (Zip Code)

(916) 770-8100
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

Pursuant to an option agreement (the “Option Agreement”) entered into on September 22, 2014 by and between Solar Power, Inc. (the “Company”) and Home Value Holding Co., Limited (“Home Value”), a company incorporated under the laws of the British Virgin Islands, upon exercise in full of the option (the “Option”) granted by the Company to Home Value, on December 31, 2014, the Company authorized and issued 17,200,000 shares of its common stock (the “Common Shares”) to Home Value for an aggregate purchase price of US$20,125,000.

The issuance of the Common Shares as aforementioned is exempt from registration upon reliance of Regulation S promulgated under the Securities Act of 1933, as amended.

Item 8.01 Other Events

The exercise of the Option was closed concurrently with the issuance of the Common Shares discussed in Item 3.02.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description

99.1	Press Release dated January 5, 2015 entitled “SPI Solar Announces Investor’s Exercise of Option to Purchase Shares of Its Common Stock”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLAR POWER, INC. a California Corporation

Dated: January 5, 2015	/s/ Amy Jing Liu Name: Amy Jing Liu Title: Chief Financial Officer